FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
February 2, 2006	Media: Patricia Cameron 318.388.9674
patricia.cameron@centurytel.com
Investors: Tony Davis 318.388.9525
tony.davis@centurytel.com

CenturyTel Reports Fourth Quarter 2005 Earnings

MONROE, La... CenturyTel, Inc. (NYSE: CTL) announces operating results for fourth quarter 2005 that exceeded First Call consensus estimates.

•	Operating revenues increased to $620.5 million from $606.2 million in fourth quarter 2004.
•	Operating cash flow (as defined in the attached financial schedules) was $308.2 million.
•
Net income, excluding nonrecurring items, was $82.2 million compared to $85.1 million in fourth quarter 2004. Net income, reported under GAAP, was $78.3 million compared to $84.5 million in fourth quarter 2004.

•
Diluted earnings per share, excluding nonrecurring items, was $.61 in fourth quarter 2005 compared to $.62 in fourth quarter 2004, while GAAP diluted earnings per share was $.59 in fourth quarter 2005 and $.62 in fourth quarter 2004.

•	Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $85.0 million in fourth quarter 2005.

Fourth Quarter Highlights (Excluding nonrecurring items) (In thousands, except per share amounts and customer data)	Quarter Ended 12/31/05		Quarter Ended 12/31/04		% Change
Operating Revenues Operating Cash Flow (1) Net Income Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	620,472 308,197 82,184 .61 135,917 132,914	$ $ $ $ $	606,234 318,920 85,105 .62 138,368 131,719	2.3% (3.4)% (3.4)% (1.6)% (1.8)% 0.9%
Telephone Access Lines DSL Customers		2,214,149 248,706		2,313,626 142,575	(4.3)% 74.4%

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.

“CenturyTel achieved strong cash flows during 2005, generating more than $463 million of free cash flow for the year,” Glen F. Post, III, chairman and chief executive officer, said. “Our continued focus on owning the broadband connection to our customers drove the addition of nearly 29,000 high-speed Internet subscribers during the fourth quarter and more than 106,000 for the full year 2005, an increase of nearly 75% since year end 2004.”

Operating revenues rose to $620.5 million in fourth quarter 2005 from $606.2 million in fourth quarter 2004. Revenue increases resulted primarily from $13.9 million of revenues generated by the metro fiber assets acquired June 30, 2005 and $15.3 million of aggregate revenues related to increased DSL subscribers, continued growth in our fiber transport business and increased enhanced calling feature penetration. These increases more than offset anticipated revenue declines of $14.3 million attributable to lower access revenues, reduced universal service funding, and access line losses.

Operating expenses increased 7.5% to $448.1 million from $416.6 million in fourth quarter 2004, due primarily to costs associated with the metro fiber assets acquired June 30, 2005, DSL subscriber growth and expenses associated with our new video and wireless reseller initiatives.

“During 2005, we continued to position CenturyTel for the future by expanding and strengthening our broadband capabilities, acquiring strategic metro fiber assets, launching satellite television service to most of our markets and introducing wireless and switched digital television services in select markets,” Post said.

Operating cash flow for fourth quarter 2005 was $308.2 million. CenturyTel achieved an operating cash flow margin of 49.7% during the quarter versus 52.6% in fourth quarter 2004. This margin decline was expected due to the growth in lower margin revenues versus the anticipated decline in higher margin revenues discussed above.

Net income, excluding nonrecurring items, was $82.2 million compared to $85.1 million in fourth quarter 2004. Diluted earnings per share, excluding nonrecurring items, was $.61 in fourth quarter 2005 and $.62 in fourth quarter 2004.

For the year 2005, operating revenues, excluding nonrecurring items, increased to $2.479 billion from $2.411 billion in 2004, a 2.8% increase. Operating cash flow, excluding nonrecurring items, was $1.274 billion for 2005 compared to $1.258 billion a year ago. Net income, excluding nonrecurring items, increased 4.0% to $346.3 million from $332.8 million in 2004, while diluted earnings per share increased to $2.58 from $2.38 in 2004.

Under generally accepted accounting principles (GAAP), net income for fourth quarter 2005 was $78.3 million compared to $84.5 million for fourth quarter 2004. Diluted earnings per share for fourth quarter 2005 was $.59 compared to $.62 for fourth quarter 2004. Fourth quarter 2005 and fourth quarter 2004 results reflect after-tax charges of $3.9 million and $.6 million, respectively, related to the impairment of certain non-operating investments.

For the year 2005, prepared in accordance with GAAP, the Company reported net income of $334.5 million, or $2.49 per diluted share, compared to net income of $337.2 million, or $2.41 per diluted share, for the year 2004. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the years 2005 and 2004.

Outlook for 2006. As previously announced, CenturyTel expects 2006 diluted earnings per share to be negatively impacted by $.14 to $.18 due to settlement revenues recognized in 2005 that are not expected to occur in 2006 and positively impacted by $.03 to $.05 from lower 2006 interest expense. We also anticipate our satellite entertainment, wireless and digital television service initiatives will negatively impact 2006 diluted earnings per share an additional $.03 to $.05. CenturyTel believes the Company can continue to drive revenue growth primarily from the further penetration of its bundled offerings and continued expansion in its fiber business. Giving effect to these items, the anticipation of access line declines of 4.5% to 5.5% in 2006, the $.04 to $.06 negative impact of expected lower universal service funding and the estimated $.02 to $.03 negative impact from the change in accounting for stock options, CenturyTel expects 2006 diluted earnings per share to be in the range of $2.20 to $2.35.

CenturyTel expects first quarter 2006 total revenues of $605 to $615 million and diluted earnings per share of $.52 to $.56. The anticipated decline in revenues from fourth quarter 2005 is primarily due to access line declines and anticipated lower universal service funding.

The Company expects a reduction in its capital expenditures in 2006 to approximately $325 million, a $90 million decrease from 2005. Subject to incremental investments related to new initiatives that drive growth or efficiencies, CenturyTel expects to maintain capital expenditures at a similar level beyond 2006. CenturyTel also anticipates receiving approximately $120 million in cash on a pre-tax basis in the first half of 2006 from the redemption of its Rural Telephone Bank stock.

These 2006 outlook figures exclude nonrecurring items, future share repurchase initiatives, mergers, acquisitions, divestitures or other similar business transactions.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist readers in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliations of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.261.7147. The call will be accessible for replay through February 8, 2006, by calling 888.266.2081 and entering the conference ID number 836323. Investors can also listen to CenturyTel’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com prior to February 23, 2006.

In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company’s ability to effectively manage its growth, including integrating newly-acquired businesses into the Company’s operations and hiring adequate numbers of qualified staff; possible changes in the demand for, or pricing of, the Company’s products and services; the Company’s ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company’s ability to collect its receivables from financially troubled communications companies; the Company’s ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effect of adverse weather; other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the Company’s business are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The information contained in this release is as of February 2, 2006. The Company undertakes no obligation to update any of its forward-looking statements for any reason.

CenturyTel (NYSE: CTL) delivers advanced communications with a personal touch. The Company, included in the S&P 500 Index, is a leading provider of consumer and business communications solutions in rural areas and small to mid-size cities in 26 states. Visit CenturyTel at www.centurytel.com.

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CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
(UNAUDITED)

	Three months ended December 31, 2005				Three months ended December 31, 2004
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Local service	$172,081			172,081	178,035			178,035	(3.3%)	(3.3%)
Network access	232,570			232,570	242,017			242,017	(3.9%)	(3.9%)
Long distance	48,126			48,126	46,938			46,938	2.5%	2.5%
Data	80,904			80,904	72,410			72,410	11.7%	11.7%
Fiber transport and CLEC	37,214			37,214	19,543			19,543	90.4%	90.4%
Other	49,577			49,577	47,291			47,291	4.8%	4.8%
	620,472	-		620,472	606,234	-		606,234	2.3%	2.3%

OPERATING EXPENSES
Cost of services and products	212,339			212,339	192,638			192,638	10.2%	10.2%
Selling, general and administrative	99,936			99,936	94,676			94,676	5.6%	5.6%
Depreciation and amortization	135,778			135,778	129,304			129,304	5.0%	5.0%
	448,053	-		448,053	416,618	-		416,618	7.5%	7.5%

OPERATING INCOME	172,419	-		172,419	189,616	-		189,616	(9.1%)	(9.1%)

OTHER INCOME (EXPENSE)
Interest expense	(49,625)			(49,625)	(53,245)			(53,245)	(6.8%)	(6.8%)
Income from unconsolidated cellular entity	1,603			1,603	953			953	68.2%	68.2%
Other income (expense)	(283)	(6,250)	(1)	5,967	(268)	(1,000)	(3)	732	5.6%	715.2%
Income tax expense	(45,780)	2,400	(2)	(48,180)	(52,567)	384	(4)	(52,951)	(12.9%)	(9.0%)

NET INCOME	$78,334	(3,850)		82,184	84,489	(616)		85,105	(7.3%)	(3.4%)

BASIC EARNINGS PER SHARE	$0.60	(0.03)		0.63	0.63	-		0.64	(4.8%)	(1.6%)
DILUTED EARNINGS PER SHARE	$0.59	(0.03)		0.61	0.62	-		0.62	(4.8%)	(1.6%)

AVERAGE SHARES OUTSTANDING
Basic	130,730			130,730	133,324			133,324	(1.9%)	(1.9%)
Diluted	135,917			135,917	138,368			138,368	(1.8%)	(1.8%)

DIVIDENDS PER COMMON SHARE	$0.06			0.06	0.0575			0.0575	4.3%	4.3%

NONRECURRING ITEMS
(1) - Impairment of nonoperating investment.
(2) - Tax effect of item (1).
(3) - Impairment of separate nonoperating investment.
(4) - Tax effect of item (3).

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2004
(UNAUDITED)

	Twelve months ended December 31, 2005				Twelve months ended December 31, 2004
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Local service	$702,400			702,400	716,028			716,028	(1.9%)	(1.9%)
Network access	959,838			959,838	966,011	(3,091)	(5)	969,102	(0.6%)	(1.0%)
Long distance	189,872			189,872	186,997			186,997	1.5%	1.5%
Data	318,770			318,770	275,777	(422)	(5)	276,199	15.6%	15.4%
Fiber transport and CLEC	115,454			115,454	74,409			74,409	55.2%	55.2%
Other	192,918			192,918	188,150			188,150	2.5%	2.5%
	2,479,252	-		2,479,252	2,407,372	(3,513)		2,410,885	3.0%	2.8%

OPERATING EXPENSES
Cost of services and products	821,929	5,853	(1)	816,076	755,413			755,413	8.8%	8.0%
Selling, general and administrative	388,989			388,989	397,102			397,102	(2.0%)	(2.0%)
Depreciation and amortization	531,931			531,931	500,904	(13,221)	(5)	514,125	6.2%	3.5%
	1,742,849	5,853		1,736,996	1,653,419	(13,221)		1,666,640	5.4%	4.2%

OPERATING INCOME	736,403	(5,853)		742,256	753,953	9,708		744,245	(2.3%)	(0.3%)

OTHER INCOME (EXPENSE)
Interest expense	(201,801)	(1,196)	(2)	(200,605)	(211,051)			(211,051)	(4.4%)	(4.9%)
Income from unconsolidated cellular entity	4,910			4,910	7,067			7,067	(30.5%)	(30.5%)
Other income (expense)	(1,742)	(14,253)	(3)	12,511	(2,597)	(2,500)	(6)	(97)	(32.9%)	(12,997.9%)
Income tax expense	(203,291)	9,511	(4)	(212,802)	(210,128)	(2,767)	(7)	(207,361)	(3.3%)	2.6%

NET INCOME	$334,479	(11,791)		346,270	337,244	4,441		332,803	(0.8%)	4.0%

BASIC EARNINGS PER SHARE	$2.55	(0.09)		2.64	2.45	0.03		2.42	4.1%	9.1%
DILUTED EARNINGS PER SHARE	$2.49	(0.09)		2.58	2.41	0.03		2.38	3.3%	8.4%

AVERAGE SHARES OUTSTANDING
Basic	130,841			130,841	137,215			137,215	(4.6%)	(4.6%)
Diluted	136,087			136,087	142,144			142,144	(4.3%)	(4.3%)

DIVIDENDS PER COMMON SHARE	$0.24			0.24	0.23			0.23	4.3%	4.3%

NONRECURRING ITEMS
(1) - Expenses associated with Hurricanes Katrina and Rita.
(2) - Write-off of unamortized deferred debt costs associated with purchasing and retiring approximately $400 million of Series J notes.
(3) - Includes (i) a $16.2 million impairment of nonoperating investment and a $4.8 million debt extinguishment charge related to purchasing and retiring approximately $400 million of Series J notes, net of (ii) a $3.5 million gain on sale of nonoperating investment and $3.2 million of interest income related to the settlement of various income tax audits.

(4) - Includes (i) $1.3 million tax benefit related to the settlement of various income tax audits and (ii) $8.2 million net tax benefit of items (1), (2) and (3).
(5) - Adjustment for overdepreciated assets, including related revenue effect.
(6) - Impairment of separate nonoperating investment.
(7) - Tax effect of items (5) and (6).

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND DECEMBER 31, 2004
(UNAUDITED)

	December 31,	December 31,
	2005	2004
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$158,846	167,215
Other current assets	264,170	252,632
Total current assets	423,016	419,847

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	7,801,377	7,431,017
Accumulated depreciation	(4,496,891)	(4,089,616)
Net property, plant and equipment	3,304,486	3,341,401

GOODWILL AND OTHER ASSETS
Goodwill	3,432,649	3,433,864
Other	602,556	601,841
Total goodwill and other assets	4,035,205	4,035,705

TOTAL ASSETS	$7,762,707	7,796,953

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$276,736	249,617
Other current liabilities	469,494	442,001
Total current liabilities	746,230	691,618

LONG-TERM DEBT	2,376,070	2,762,019
DEFERRED CREDITS AND OTHER LIABILITIES	1,023,134	933,551
STOCKHOLDERS' EQUITY	3,617,273	3,409,765

TOTAL LIABILITIES AND EQUITY	$7,762,707	7,796,953

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended December 31, 2005				Three months ended December 31, 2004
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$172,419	-		172,419	189,616	-		189,616
Add: Depreciation and amortization	135,778	-		135,778	129,304	-		129,304
Operating cash flow	$308,197	-		308,197	318,920	-		318,920

Revenues	$620,472	-		620,472	606,234	-		606,234

Operating income margin (operating income divided by revenues)	27.8%			27.8%	31.3%			31.3%

Operating cash flow margin (operating cash flow divided by revenues)	49.7%			49.7%	52.6%			52.6%

Free cash flow (prior to debt service requirements and dividends)
Net income	$78,334	(3,850)	(1)	82,184	84,489	(616)	(2)	85,105
Add: Depreciation and amortization	135,778	-		135,778	129,304	-		129,304
Less: Capital expenditures	(132,914)	-		(132,914)	(131,719)	-		(131,719)
Free cash flow	$81,198	(3,850)		85,048	82,074	(616)		82,690

Free cash flow	$81,198				82,074
Income from unconsolidated cellular entity	(1,603)				(953)
Deferred income taxes	36,112				(1,034)
Changes in current assets and current liabilities	(2,366)				12,430
Increase in other noncurrent assets	(1,177)				(8,185)
Increase (decrease) in other noncurrent liabilities	142				(1,524)
Retirement benefits	(30,804)				3,954
Other, net	(1,467)				1,556
Add: Capital expenditures	132,914				131,719
Net cash provided by operating activities	$212,949				220,037

NONRECURRING ITEMS
(1) - Impairment of nonoperating investment (presented on an after-tax basis).
(2) - Impairment of separate nonoperating investment (presented on an after-tax basis).

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Twelve months ended December 31, 2005				Twelve months ended December 31, 2004
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$736,403	(5,853)	(1)	742,256	753,953	9,708	(3)	744,245
Add: Depreciation and amortization	531,931	-		531,931	500,904	(13,221)	(3)	514,125
Operating cash flow	$1,268,334	(5,853)		1,274,187	1,254,857	(3,513)		1,258,370

Revenues	$2,479,252	-		2,479,252	2,407,372	(3,513)	(3)	2,410,885

Operating income margin (operating income divided by revenues)	29.7%			29.9%	31.3%			30.9%

Operating cash flow margin (operating cash flow divided by revenues)	51.2%			51.4%	52.1%			52.2%

Free cash flow (prior to debt service requirements and dividends)
Net income	$334,479	(11,791)	(2)	346,270	337,244	4,441	(4)	332,803
Add: Depreciation and amortization	531,931	-		531,931	500,904	(13,221)	(3)	514,125
Less: Capital expenditures	(414,872)	-		(414,872)	(385,316)	-		(385,316)
	$451,538	(11,791)		463,329	452,832	(8,780)		461,612

Free cash flow	$451,538				452,832
Income from unconsolidated cellular entity	(4,910)				(7,067)
Deferred income taxes	69,530				74,374
Changes in current assets and current liabilities	27,001				58,322
Increase in other noncurrent assets	(5,384)				(34,740)
Increase (decrease) in other noncurrent liabilities	2,638				(6,220)
Retirement benefits	(16,815)				26,954
Other, net	7,848				6,060
Add: Capital expenditures	414,872				385,316
Net cash provided by operating activities	$946,318				955,831

NONRECURRING ITEMS
(1) - Expenses associated with Hurricanes Katrina and Rita (presented on a pre-tax basis).
(2) - Includes (i) a $10.0 million after-tax impairment of nonoperating investment, a $3.7 million after-tax expense related to purchasing and retiring approximately $400 million of Series J notes and a $3.6 million after-tax expense associated with Hurricanes Katrina and Rita, net of (ii) a $3.3 million net benefit related to  the settlement of various income tax audits and a $2.2 million after-tax gain on sale of nonoperating investment.

(3) - Adjustment for overdepreciated assets, including related revenue effect (presented on a pre-tax basis).
(4) - Adjustment for overdepreciated assets, including related revenue effect, and impairment of separate nonoperating investment (presented on an after-tax basis).